SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              Quitman Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                       Georgia                                  58-2365866
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         (State of Incorporation or Organization)             (IRS Employer
                                                            Identification No.)

100 West Screven Street
Quitman, Georgia                                                 31643
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(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange        securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General  Instruction       Act and is effective pursuant to General Instruction
A.(c), please check the following box. |_|                  A.(d), please check the following box. |X|


Securities  Act  registration  statement file number to which this form relates:
333-43063

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                        Name of Each Exchange on Which
To be so Registered                        Each Class is to be Registered
-------------------                        ------------------------------
None                                                      N/A


Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, par value $0.10 per share
---------------------------------------
               (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1. Description of Registrant's Securities to be Registered

     The information set forth under the captions "Restrictions on Acquisition of Quitman Bancorp, Inc." and "Description of Capital Stock" in the registrant's Prospectus included in Part I of the registrant's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on December 23, 1997 and amended on January 28, 1998 (File No. 333- 43063), is hereby incorporated by reference in response to this Item 1. Information set forth under the captions "Restrictions on Acquisition of Quitman Bancorp, Inc." and "Description of Capital Stock" contained in any prospectus, relating to SEC File No. 333-43063, subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall also be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit                             Description
-------                             -----------

3(i)     Articles of Incorporation of Quitman Bancorp, Inc.*

3(ii)    Bylaws of Quitman Bancorp, Inc.*

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*    Incorporated   herein  by   reference   to  Exhibits   3(i)   (Articles  of
     Incorporation) and 3(ii) (Bylaws) to the Registration Statement of Quitman Bancorp, Inc. (Registration No. 333-43063), which was originally filed with the Securities and Exchange Commission on December 23, 1997.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            QUITMAN BANCORP, INC.



Date:   February 9, 1998                     By /s/ Melvin E. Plair
                                                -------------------
                                                Melvin E. Plair, President
                                                (Duly Authorized Representative)